Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

I, the undersigned, do hereby make, constitute and appoint Timothy E. Guertin, John W. Kuo and Elisha W. Finney, and each of them, my true and lawful attorneys-in-fact and agents, each with power of substitution, in any or all of my offices and capacities with Varian Medical Systems, Inc. as shown below, to execute for me and on my behalf a registration statement on Form S-8 and any and all amendments and supplements thereto, including post-effective amendments, relating to the Varian Medical Systems, Inc. 2005 Deferred Compensation Plan (the “Registration Statement”) and to file the Registration Statement, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and do hereby grant unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, and ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have executed these presents as of the date set forth below.

/s/ Susan L. Bostrom	Director	November 28, 2005
Susan L. Bostrom

/s/ John Seely Brown	Director	November 28, 2005
John Seely Brown

/s/ R. Andrew Eckert	Director	November 22, 2005
R. Andrew Eckert

/s/ Timothy E. Guertin	Director	November 29, 2005
Timothy E. Guertin

/s/ Samuel Hellman	Director	November 26, 2005
Samuel Hellman

/s/ Allen S. Lichter	Director	November 23, 2005
Allen S. Lichter

/s/ David W. Martin, Jr.	Director	November 23, 2005
David W. Martin, Jr.

/s/ Ruediger Naumann-Etienne	Director	November 22, 2005
Ruediger Naumann-Etienne

/s/ Kent J. Thiry	Director	November 22, 2005
Kent J. Thiry